N    E    W     S          R     E      L      E     A      S     E

Contact: Robert C. Weiner

Vice President, Investor Relations

904-332-3287

PSS WORLD MEDICAL REPORTS

RESULTS FOR FISCAL 2007 SECOND QUARTER

Fiscal 2007 Second Quarter Highlights:

•	Consolidated net sales growth of 10.7%
o	Physician Business net sales growth of 17.9%
o	Elder Care Business net sales decreased by 3.2%
•	Consolidated operating margin of 5.1%
•	Consolidated net income of $12.8 million, growth of 18.5%
•	Consolidated operating cash flow of $29.9 million, growth of 33.2%
•	Consolidated return on committed capital of 27.5%
•	Repurchased approximately 628,000 common shares at an average price per share of $19.47

Jacksonville, Florida (October 25, 2006) – PSS World Medical, Inc. (NASDAQ GS:PSSI) announced today its results for the fiscal 2007 second quarter and six months ended September 29, 2006.

David A. Smith, President and Chief Executive Officer, commented, “We are proud of our team’s results for the quarter. The physician business’ growth was driven by a focus on our global SelectTM medical products and pharmaceuticals. The elder care business had its second solid quarter in a row, improving margins while transitioning away from national chain nursing home business”.

“We are on track to achieve our goals for fiscal year 2007, including earnings per diluted share of $0.76 - $0.78. We have successfully completed the first half of our fiscal years 2006-2008 three-year plan, which targeted a goal of a 23% average annual increase in earnings.”

Net sales for the three months ended September 29, 2006, were $427.3 million, an increase of 10.7%, compared with net sales of $385.8 million for the three months ended September 30, 2005. Net sales for the three months ended September 29, 2006, for the Physician Business increased by 17.9%, while net sales for the Elder Care Business decreased by 3.2%. Income from operations for the three months ended September 29, 2006, increased by 28.4% to $21.6 million compared with income from operations for the three months ended September 30, 2005, of $16.8 million. Net income for the three months ended September 29, 2006, increased by 18.5% to $12.8 million, or $0.18 per diluted share, compared with net income for the three months ended September 30, 2005, of $10.8 million, or $0.16 per diluted share, achieving 12.5% growth in earnings per diluted share.

Net sales for the six months ended September 29, 2006, were $840.6 million, an increase of 8.8%, compared with net sales of $772.9 million for the six months ended September 30, 2005. Net sales for the six months ended September 29, 2006, for the Physician Business increased by 15.7%, while net sales for the Elder Care Business decreased by 4.5%. Income from operations for the six months ended September 29, 2006, increased by 29.4% to $40.3 million compared with income from operations for the six months ended September 30, 2005, of $31.2 million. Net income for the six months ended September 29, 2006, increased by 25.4% to $23.7 million, or $0.34 per diluted share, compared with net income for the six months ended September 30, 2005, of $18.9 million, or $0.29 per diluted share, achieving 17.2% growth in earnings per diluted share.

David M. Bronson, Executive Vice President and Chief Financial Officer, commented, “Each of our businesses made progress this quarter in improving profitability, with operating margin increasing both sequentially and over the prior year. Consolidated operating margin exceeded five percent of sales for the first time since our team began rebuilding the business in 2000. Operating cash flow of almost $30 million for the quarter exceeded our internal expectations and is on track for our full-year target of $58 - $60 million. About $12 million of this was returned to shareholders as we repurchased over 600,000 shares during the quarter.”

A listen-only simulcast and 90-day replay of PSS World Medical’s fiscal 2007 second quarter conference call can be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “investor events,” or www.opencompany.info on October 26, 2006, beginning at 8:30 a.m. Eastern time.

PSS World Medical, Inc. is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Additional financial information pertaining to PSS World Medical financial results may be found by visiting the Company’s website at www.pssworldmedical.com, and selecting “Investor Relations” and “Additional Financial Information.” If you should need assistance accessing the information, please call Investor Relations at 904-332-3000.

All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations for both the consolidated company and for each of its businesses in fiscal years 2007 - 2009; the expected operational cash flow in fiscal years 2007- 2009; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; expected flu vaccine sales during fiscal years 2007, 2008 and 2009; expected pharmaceutical product sales in Florida and all other of the 50 U.S. states in fiscal years 2007- 2009; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care, hospice and assisted living customers, for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2007, 2008 and 2009, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our suppliers and vendors; our reliance on a limited number of chain business elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; lower revenue and earnings that may result from competition; the ability of the Company to adequately defend or reach a settlement on outstanding litigation matters and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in legislation and regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business, competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(In millions, except per share and share data)

	Three Months Ended		Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
Net sales	$427.3	$385.8	$840.6	$772.9
Cost of goods sold	303.4	273.5	596.8	550.1

Gross profit	123.9	112.3	243.8	222.8
General and administrative expenses	73.4	69.3	147.1	139.6
Selling expenses	28.9	26.2	56.4	52.0

Income from operations	21.6	16.8	40.3	31.2

Other (expense) income:
Interest expense	(1.3)	(1.3)	(2.8)	(2.9)
Interest and investment income	0.3	0.1	0.4	0.2
Other income	0.4	1.7	0.9	2.2

	(0.6)	0.5	(1.5)	(0.5)

Income before provision for income taxes	21.0	17.3	38.8	30.7
Provision for income taxes	8.2	6.5	15.1	11.8

Net income	$12.8	$10.8	$23.7	$18.9

Earnings per share - basic	$0.19	$0.16	$0.35	$0.29

Earnings per share - diluted	$0.18	$0.16	$0.34	$0.29

Weighted average shares (in thousands):
Basic	67,453	65,392	67,381	65,143
Diluted	69,478	66,487	69,213	66,188

PSS WORLD MEDICAL, INC.
Condensed Consolidated Balance Sheets
(In millions, except per share and share data)

	Sept. 29, 2006	March 31, 2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$45.7	$23.9
Accounts receivable, net	225.6	209.0
Inventories	172.1	173.4
Deferred tax assets, net	9.0	13.0
Prepaid expenses and other	39.3	33.8

Total current assets	491.7	453.1

Property and equipment, net	87.3	87.7

Other Assets:
Goodwill and intangibles, net	139.2	139.9
Other	54.9	56.3

Total assets	$773.1	$737.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$145.8	$139.3
Accrued expenses	34.8	34.5
Current portion of long-term debt	1.7	0.5
Other noncurrent liabilities	13.9	13.6

Total current liabilities	196.2	187.9
Long-term debt, excluding current portion	150.6	150.9
Other	57.8	49.4

Total liabilities	404.6	388.2

Shareholders' Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized,
no shares issued and outstanding	--	--
Common stock, $0.01 par value; 150,000,000 shares authorized,
67,683,630 and 67,476,682 shares issued and outstanding
at September 29, 2006, and March 31, 2006, respectively	0.7	0.7
Additional paid-in capital	314.4	318.4
Retained earnings	53.4	29.7

Total shareholders' equity	368.5	348.8

Total liabilities and shareholders' equity	$773.1	$737.0

PSS WORLD MEDICAL, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended		Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
Cash Flows from Operating Activities:
Net income	$12.8	$10.8	$23.7	$18.9
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation	4.1	3.5	8.2	6.8
Provision for deferred income taxes	3.4	6.5	7.8	11.8
Amortization of intangible assets	1.5	1.4	3.0	2.7
Provision for doubtful accounts	0.9	1.1	1.0	3.8
Noncash compensation expense	0.5	0.3	0.8	0.6
Provision for deferred compensation	0.4	0.1	0.9	0.8
Amortization of debt issuance costs	0.3	0.4	0.7	0.8
Loss on sale of property and equipment	--	--	--	0.2
Reversal of provision for notes receivable	--	(0.3)	--	(3.2)
Other	0.1	(1.5)	--	(2.3)
Changes in operating assets and liabilities, net of effects
from business combination:
Accounts receivable, net	(20.1)	(4.7)	(17.4)	1.4
Inventories	(1.5)	0.1	1.3	1.5
Prepaid expenses and other current assets	(3.8)	2.7	(8.4)	(0.6)
Other assets	0.5	(2.6)	0.3	(7.2)
Accounts payable	23.3	(0.3)	6.5	5.5
Accrued expenses and other liabilities	7.5	5.0	5.5	(5.9)

Net cash provided by operating activities	29.9	22.5	33.9	35.6

Cash Flows from Investing Activities:
Capital expenditures	(3.1)	(4.4)	(7.7)	(9.2)
Payments on nonsolicitation agreements	(0.3)	(1.5)	(0.8)	(2.0)
Payments for signing bonuses	(0.1)	--	(0.1)	--
Payments for business combinations, net of cash acquired	--	(30.7)	(0.1)	(34.8)
Other	--	2.0	--	1.8

Net cash used in investing activities	(3.5)	(34.6)	(8.7)	(44.2)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	2.5	4.1	5.0	6.4
Excess tax benefits from share-based compensation arrangements	1.3	--	2.6	--
Proceeds from borrowings	1.0	--	1.0	--
Purchase of treasury shares	(12.2)	--	(12.2)	--
Payment under capital lease obligations	(0.1)	(0.1)	(0.3)	(0.1)
Net proceeds under revolving line of credit	--	2.1	--	2.2
Proceeds from note receivable	--	0.3	--	0.3
Payment of debt issuance costs	--	(0.5)	--	(0.5)
Other	(1.0)	(0.1)	0.5	(0.1)

Net cash (used in) provided by financing activities	(8.5)	5.8	(3.4)	8.2

Net increase (decrease) in cash and cash equivalents	17.9	(6.3)	21.8	(0.4)
Cash and cash equivalents, beginning of period	27.8	23.8	23.9	17.9

Cash and cash equivalents, end of period	$45.7	$17.5	$45.7	$17.5

PSS WORLD MEDICAL, INC.
Unaudited Operating Highlights
(Dollars in millions)

	Three Months Ended		Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
Net Sales:
Physician Business	$301.0	$255.4	$585.6	$505.9
Elder Care Business	126.3	130.4	255.0	267.0

Total net sales	$427.3	$385.8	$840.6	$772.9

Income from Operations:
Physician Business	$21.1	$17.6	$39.7	$31.8
Elder Care Business	4.9	4.2	9.8	7.9
Corporate Shared Services	(4.4)	(5.0)	(9.2)	(8.5)

Total income from operations	$21.6	$16.8	$40.3	$31.2

EBITDA (a)	$27.6	$23.4	$52.4	$42.9

Income from operations, as a percentage of net sales	5.1%	4.4%	4.8%	4.0%

Consolidated Return on Committed Capital ("ROCC") (b)	27.5%	24.6%	26.4%	22.8%

Billing Days	63 days	63 days	127 days	127 days

Net Sales Per Billing Day (in thousands):
Physician Business	$4,778.5	$4,054.3	$4,611.4	$3,984.0
Elder Care Business	2,003.9	2,069.8	2,007.4	2,102.2

Total net sales per billing day	$6,782.4	$6,124.1	$6,618.8	$6,086.2

Net Sales Per Billing Day Growth Rate:
Physician Business	17.9%		15.7%
Elder Care Business	(3.2)%		(4.5)%
Total net sales per billing day growth rate	10.7%		8.8%

	As of
	Sept. 29, 2006	Sept. 30, 2005
DSO (c):
Physician Business	40.9	42.0
Elder Care Business	55.3	60.6
DOH (d):
Physician Business	48.2	45.3
Elder Care Business	50.8	37.8
DIP (e):
Physician Business	43.5	42.2
Elder Care Business	29.1	25.2
Cash Conversion Days (f):
Physician Business	45.6	45.1
Elder Care Business	77.0	73.2

	As of
	Sept. 29, 2006	March 31, 2006
Operational working capital (g)	$251.9	$243.1

Net Debt:
Total debt	$152.3	$151.4
Less: Cash and cash equivalents	(45.7)	(23.9)

Net debt	$106.6	$127.5

PSS WORLD MEDICAL, INC.
Unaudited EBITDA Calculation
(Dollars in millions)

	Three Months Ended		Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005	Sept. 29, 2006	Sept. 30, 2005
Net Income	$12.8	$10.8	$23.7	$18.9

Plus: Interest expense	1.3	1.3	2.8	2.9
Less: Interest and investment income	(0.3)	(0.1)	(0.4)	(0.2)
Plus: Provision for income taxes	8.2	6.5	15.1	11.8
Plus: Depreciation	4.1	3.5	8.2	6.8
Plus: Amortization of intangible assets	1.5	1.4	3.0	2.7

EBITDA	$27.6	$23.4	$52.4	$42.9

Reconciliation of EBITDA to
Net Cash Provided by Operating Activities:

EBITDA	$27.6	$23.4	$52.4	$42.9

Operating Asset & Liability Changes:
Accounts receivable, net	(20.1)	(4.7)	(17.4)	1.4
Inventories	(1.5)	0.1	1.3	1.5
Prepaid expenses and other current	(3.8)	2.7	(8.4)	(0.6)
Other assets	0.5	(2.6)	0.3	(7.2)
Accounts payable	23.3	(0.3)	6.5	5.5
Accrued expenses and other liabilities	7.5	5.0	5.5	(5.9)
Noncash Expenses Included in EBITDA:
Provision for deferred income taxes	3.4	6.5	7.8	11.8
Provision for doubtful accounts	0.9	1.1	1.0	3.8
Noncash compensation expense	0.5	0.3	0.8	0.6
Provision for deferred compensation	0.4	0.1	0.9	0.8
Amortization of debt issuance costs	0.3	0.4	0.7	0.8
Loss on sale of property and equipment	--	--	--	0.2
Reversal of notes receivable	--	(0.3)	--	(3.2)
Other	0.1	(1.5)	--	(2.3)
Cash Expenses Excluded from EBITDA:
Interest expense	(1.3)	(1.3)	(2.8)	(2.9)
Interest and investment income	0.3	0.1	0.4	0.2
Provision for income taxes	(8.2)	(6.5)	(15.1)	(11.8)

Net Cash Provided by Operating Activities	$29.9	$22.5	$33.9	$35.6

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Three Months Ended
	Sept. 29, 2006	Sept. 30, 2005
Annualized return	$94.0	$79.6
Average committed capital (h)	341.6	323.5
ROCC (b)	27.5%	24.6%

Return:
Net income	$12.8	$10.8
Provision for income taxes	8.2	6.5
Interest expense	1.3	1.3
Amortization of intangible assets	1.5	1.4
Interest and investment income	(0.3)	(0.1)

	$23.5	$19.9

	As of
	Sept. 29, 2006	June 30, 2006	Sept. 30, 2005	July 1, 2005
Average committed capital:
Total assets	$773.1	$731.9	$689.0	$655.4
Less assets excluded:
Cash	(45.7)	(27.8)	(17.5)	(23.8)
Goodwill and intangibles, net	(139.2)	(139.8)	(137.8)	(107.5)
Deferred tax asset from sale of Imaging Business	--	--	(6.2)	(8.9)

Total liabilities	(404.6)	(368.2)	(384.1)	(367.5)
Plus liabilities excluded:
Total debt	152.3	151.2	178.9	176.9

	$335.9	$347.3	$322.3	$324.6

Average committed capital (h)	$341.6		$323.5

PSS WORLD MEDICAL, INC.
Unaudited Consolidated Return on Committed Capital
(Dollars in millions)

	Six Months Ended
	Sept. 29, 2006	Sept. 30, 2005
Annualized return	$88.4	$72.2
Average committed capital (h)	334.4	316.5
ROCC (b)	26.4%	22.8%

Return:
Net income	$23.7	$18.9
Provision for income taxes	15.1	11.8
Interest expense	2.8	2.9
Amortization of intangible assets	3.0	2.7
Interest and investment income	(0.4)	(0.2)

	$44.2	$36.1

	As of
	Sept. 29, 2006	March 31, 2006	Sept. 30, 2005	April 1, 2005
Average committed capital:
Total assets	$773.1	$737.0	$689.0	646.3
Less assets excluded:
Cash	(45.7)	(23.9)	(17.5)	(17.9)
Goodwill and intangibles, net	(139.2)	(139.9)	(137.8)	(107.5)
Deferred tax asset from sale of Imaging Business	--	(3.6)	(6.2)	(15.8)

Total liabilities	(404.6)	(388.2)	(384.1)	(369.5)
Plus liabilities excluded:
Total debt	152.3	151.4	178.9	175.0

	$335.9	$332.8	$322.3	$310.6

Average committed capital (h)	$334.4		$316.5

PSS WORLD MEDICAL, INC.

Footnotes

(a)

EBITDA represents net income plus provision for income taxes, interest expense, depreciation, and amortization of intangible assets, less interest and investment income. Management reviews EBITDA when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes EBITDA is an important measure of liquidity.

(b)

ROCC equals return divided by average committed capital. Return is annualized for quarterly calculations. Management reviews ROCC when evaluating and comparing the performance of each operating segment on a quarterly basis. Management believes ROCC is an important measure of profitability and return.

(c)

DSO is average accounts receivable divided by average daily net sales. Average accounts receivable is the sum of accounts receivable, net of the allowance for doubtful accounts, at the beginning and end of the most recent four quarters divided by five. Average daily net sales are net sales for the most recent four quarters divided by 360. Southern Anesthesia & Surgical, Inc. (“SAS”) accounts receivable balance of $1.4 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(d)

DOH is average inventory divided by average daily cost of goods sold (“COGS”). Average inventory is the sum of inventory at the beginning and end of the most recent four quarters divided by five. Average daily COGS is quarterly COGS for the most recent four quarters divided by 360. SAS inventory balance of $3.9 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(e)

DIP is average accounts payable divided by average daily COGS. Average accounts payable is the sum of accounts payable at the beginning and end of the most recent four quarters divided by five. SAS accounts payable balance of $3.8 million as of September 30, 2005, has been excluded from the Fiscal Year 2006 calculation.

(f)	Cash Conversion Days is the sum of DSO and DOH less DIP.

(g)	Operational working capital equals accounts receivable plus inventory minus accounts payable.

(h)	Average committed capital equals the sum of the committed capital of the most recent two quarters, divided by two.